UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2023

TIMBER PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Mountainview Road, Suite 100,
Warren, NJ 07059
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 17, 2023, Timber Pharmaceuticals, Inc. (the “Company”) and certain of its subsidiaries (the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Case”).

On November 21, 2023, the Company received written notice (the “Delisting Notice”) from the staff of NYSE Regulation, Inc. (“NYSE Regulation”) notifying the Company that, as a result of the Bankruptcy Petitions and in accordance with Section 1003(c)(iii) of the NYSE American Company Guide, the NYSE Regulation had determined that the Company’s common stock (the “Securities”) will be delisted from the NYSE American LLC (the “NYSE American”).

Additionally, on November 21, 2023 the Company received written notice (the “Filing Deficiency Notice”) from NYSE Regulation notifying the Company that it is not in compliance with the NYSE American’s continued listing standards because it failed to timely file its Form 10-Q for the period ended September 30, 2023 (the “Delinquent Report”) by the filing due date of November 20, 2023. The Company is therefore subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide.

As previously disclosed on November 15, 2023, the Company did not have the funds or personnel necessary to prepare and file the Delinquent Report on or before the November 14, 2023. Subsequently, due to the considerable time and resources the Company’s management is devoting to the Chapter 11 Case, the Company did not have the funds or personnel necessary to prepare and file the Delinquent Report on or before November 20, 2023, the extended due date.

The Company may appeal the determination pursuant to Part 12 of the NYSE American Company Guide within seven calendar days of the Delisting Notice. However, the Company does not intend to appeal this determination, and, therefore, it is expected that the Securities will be delisted.

Trading of the Securities are expected to be suspended and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Securities from listing and registration on the NYSE American. As a result, the Securities are expected to begin trading on the over-the-counter market following such suspension of trading on the NYSE American.

Item 7.01	Regulation FD Disclosure.

NOL Order

In connection with the commencement of their Chapter 11 Case, the Debtors filed a number of motions with the Bankruptcy Court. Among these was a motion to establish certain procedures to protect any potential value of the Company’s net operating loss carryforwards and other tax attributes (the “NOLs,” and such motion, the “NOL Motion”). On November 22, 2023, the Bankruptcy Court entered an interim order approving the NOL Motion (the “NOL Order”).

The NOL Order establishes certain procedures (the “Procedures”) with respect to direct and indirect trading and transfers of stock of the Company in order to protect any potential value of the Company’s NOLs for use in connection with the reorganization. As approved on an interim basis, the Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Shareholder of the common stock issued by the Company (the “Common Stock”). For purposes of the Procedures, a “Substantial Shareholder” is any person or, in certain cases, group of persons that beneficially own, directly or indirectly (and/or owns options to acquire) at least approximately 146,608 shares of Common Stock (representing approximately 4.75% of all issued and outstanding shares of Common Stock). Any prohibited transfer of Common Stock would be null and void from the beginning and may lead to contempt, compensatory damages, punitive damages, or sanctions being imposed by the Bankruptcy Court. In addition, the NOL Order establishes November 17, 2023 as the “Record Date” applicable to certain claims trading activity that may be governed by additional procedures that the Debtors requested by the NOL Motion be established by a final order. These additional procedures not yet approved by the Bankruptcy Court would (i) establish certain future circumstances under which any person, group of persons, or entity holding, or which as a result of a proposed transaction may hold, a substantial amount of certain claims against the Debtors may be required to file notice of its holdings of such claims and of proposed transactions involving such claims, which transactions may be restricted, and (ii) describe certain limited circumstances thereafter under which such person(s) may be required to sell, by a specified date, all or a portion of any such claims acquired during the Chapter 11 Case.

This same information may also be found at https://www.kroll.com/en/restructuring-administration-cases, a website administered by Kroll Restructuring Administration LLC, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

The foregoing summary of the NOL Order is qualified in its entirety by reference to the full text of the NOL Order, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Press Release

On November 28, 2023, the Company issued a press release announcing that the United States Bankruptcy Court for the District of Delaware had approved all of its first-day motions and announcing the Delisting Notice and the Filing Deficiency Notice. A copy of the press release is attached as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished to the SEC, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities (including, without limitation, the Company’s common stock) during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case. As currently contemplated under the LEO Stalking Horse APA, stockholders will not receive any payment or other distribution. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Case. As currently contemplated under the LEO Stalking Horse APA, stockholders will not receive any payment or other distribution. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	NOL Order.

99.2	Press Release, dated November 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBER PHARMACEUTICALS, INC.

Date: November 28, 2023	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer